UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008

NYMEX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33149	13-4098266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY	10282-1101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 299-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2008, CME Group, Inc. (“CME Group”), CMEG NY Inc. (“Merger Sub”), NYMEX Holdings, Inc. (“NYMEX Holdings”) and New York Mercantile Exchange, Inc. (“NYMEX”), entered into Amendment No. 2 (the “Amendment”) to the Agreement and Plan of Merger, dated as of March 17, 2008 and amended as of June 30, 2008, by and among CME Group, Merger Sub, NYMEX Holdings and NYMEX (the “Merger Agreement”), pursuant to which NYMEX Holdings will merge with and into Merger Sub (the “Merger”).

Pursuant to the terms of the Amendment, each owner of record of a NYMEX Class A membership as of the close of business on the closing date of the Merger who executes and delivers a waiver and release within 60 days following the closing date of the Merger will receive $750,000 with respect to each NYMEX Class A membership owned of record. The exchange ratio and cash consideration offered to NYMEX Holdings stockholders pursuant to the terms of the Merger Agreement will remain unchanged.

The Amendment also provides that NYMEX Class A members will retain the right to use or lease their memberships for NYMEX open outcry and electronic trading purposes, the number of NYMEX Class A memberships will be limited to 816 and the NYMEX seat market will be preserved. Substantially all other rights of the NYMEX Class A members, including the revenue sharing rights contained in Section 311(G) of the NYMEX bylaws, will be eliminated and replaced with certain commitments, including (a) maintenance of the NYMEX trading floor in New York until at least December 31, 2012, (b) maintenance of fee differentials between NYMEX Class A members and non-members and account-based rates and (c) establishment of certain clearing firm requirements. These changes will be implemented pursuant to amendments to NYMEX’s current certificate of incorporation and bylaws, which will require the affirmative vote of owners of 75% of the outstanding NYMEX Class A memberships.

The Amendment also provides for the reduction of (a) certain change in control severance payments and tax gross-up payments payable to certain NYMEX executives in connection with the consummation of the Merger pursuant to NYMEX Holdings’ Change in Control Severance Plan and (b) certain other merger-related expenses, totaling $30 million in the aggregate.

The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1, and the full text of the Merger Agreement, which was filed as Exhibit 2.1 to NYMEX Holdings’ Current Report on Form 8-K, filed on March 20, 2008, and is incorporated herein by reference.

Item 8.01.	Other Events.

On July 18, 2008, NYMEX Holdings and CME Group issued a joint press release announcing the execution of the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Amendment No. 2, dated as of July 18, 2008, to Agreement and Plan of Merger, dated as of March 17, 2008 and amended as of June 30, 2008, by and among CME Group Inc., CMEG NY Inc., NYMEX Holdings, Inc. and New York Mercantile Exchange, Inc.

Exhibit 99.1	Joint Press Release, dated July 18, 2008, issued by NYMEX Holdings, Inc. and CME Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

By:	/s/ Richard Kerschner
Richard Kerschner General Counsel

Date: July 23, 2008

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Amendment No. 2, dated as of July 18, 2008, to Agreement and Plan of Merger, dated as of March 17, 2008 and amended as of June 30, 2008, by and among CME Group Inc., CMEG NY Inc., NYMEX Holdings, Inc. and New York Mercantile Exchange, Inc.

Exhibit 99.1	Joint Press Release, dated July 18, 2008, issued by NYMEX Holdings, Inc. and CME Group Inc.

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